                                                                   EXHIBIT 10.13

                           AGREEMENT FOR SALE OF STOCK



                                      Among


                      PIEDMONT MINING COMPANY, INC., Seller



                       KERSHAW GOLD COMPANY, INC., Company



                                       and




                      LANCASTER MINING COMPANY, INC., Buyer


                                   Dated as of


                                DECEMBER 22, 1998



                THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
             TO S.C.CODE ANN. SECTION 15-48-10 ET SEQ. (1993 SUPP.)

                           AGREEMENT FOR SALE OF STOCK


        THIS AGREEMENT FOR SALE OF STOCK ("Agreement") dated as of December 22, 1998, entered into by and among Lancaster Mining Company, Inc., a Delaware corporation ("Buyer"), Kershaw Gold Company, Inc., a South Carolina corporation (the "Company"); and Piedmont Mining Company, Inc., a North Carolina corporation (the "Seller"). Buyer, the Company, and the Seller are referred to collectively herein as the "Parties."

        This Agreement contemplates a transaction in which the Seller will sell all of the outstanding capital stock of the Company to the Buyer.


        In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                    SECTION 1

                                   DEFINITIONS

        1.1 Definitions. Certain capitalized terms used in this Agreement shall have meanings set forth in Section 9.1.

        1.2 Accounting Terms. Accounting terms used herein and not otherwise defined herein shall have the meanings attributed to them under generally accepted accounting principles except as otherwise specified.



                                    SECTION 2

                                    THE SALE

        2.1 Sale of Stock. On the Closing Date, Seller shall sell, transfer and deliver to Buyer ten thousand (10,000) shares of the Company's Common Stock, which represents all of the issued and outstanding capital stock of the Company (the "Sale").

        2.2 The Closing. The closing of the Sale contemplated by this Agreement (the "Closing") shall take place at the offices of Haynsworth, Marion, McKay & Guerard, LLP, Greenville, South Carolina, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to

                THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
             TO S.C.CODE ANN. SECTION 15-48-10 ET SEQ. (1993 SUPP.)

consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the closing date shall be no later than March 15, 1999.

        2.3 The Sale Consideration.

               2.3.1 Consideration. The aggregate consideration to be paid for all of the issued and outstanding Common Stock of the Company on a fully-diluted basis pursuant to the Sale is Two Million Dollars ($2,000,000) (the "Consideration).

               2.3.2 Payment of the Closing Consideration. At Closing, the Buyer and the Company will cause to be paid the Consideration, in cash by wire transfer in immediately available funds to an account designated by Seller.


                                   SECTION 3.

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                                   THE COMPANY

        In order to induce the Buyer to enter into this Agreement and to provide the Consideration set forth in Section 2, the Seller represents and warrants to the Buyer as follows:

        3.1 Organization, Qualification, and Corporate Power. Except as set forth on Schedule 3.1, the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so qualified would not have a Material Adverse Effect on the business, financial condition or results of operations of the Company taken as a whole. The Company has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 3.1 lists the current directors and officers of the Company. The Company has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provisions of its charter or bylaws.

        3.2 Capitalization. The entire authorized capital stock of the Company consists of one hundred thousand (100,000) shares of common stock without par value ("Common Stock"), of which 10,000 shares are issued and outstanding (the "Shares"). All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

        3.3 Authorization of Transaction. Subject only to approval of the shareholders of the Seller, the Seller and the Company have full corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller and the Company, enforceable in accordance with its terms.

        3.4 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        3.5 Brokers' Fees. Neither the Company nor the Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        3.6 Subsidiaries. The Company does not have any subsidiaries.

        3.7 Taxes. All Tax Returns required by any Governmental Authority to be filed by the Company and the Seller in connection with the properties, business, income, expenses, net worth and corporate status of the Company and the Seller have been timely filed, and such returns are accurate and complete in all respects. All Taxes due pursuant to the Tax Returns or otherwise due in connection with the properties, business, income, expenses, net worth and corporate status of the Company and the Seller have been paid, other than Taxes which are not yet due or which, if due, are not delinquent, are being disputed in good faith, or have not been finally determined, and adequate and complete reserves for all such Taxes have been established. There are no Tax claims, audits or proceedings pending in connection with the properties, business, income, expenses, net worth or corporate status of the Company or Seller, and there are no threatened claims, audits or proceedings. The Company and the Seller have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder, or other third party. There are not currently in force any extensions of time with respect to the dates on which any Tax

Return was or is due to be filed by the Seller or Company or any waivers or agreements for the extension of time for the assessment or payment of any Tax.

        The Company (i) has not with regard to any property or assets held or acquired by it at any time, filed a consent pursuant to Section 341(f) of the Code, (ii) is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, or (iv) is not a party to any agreement, plan or arrangement (including, without limitation, any Employee Benefit Plan or Other Plan) or any amendment thereto which would obligate it to make a payment which would not be deductible by reason of Section 280G of the Code.

        3.8 Powers of Attorney. There are no persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning any of its business or affairs. All such proxies, powers of attorney or other like instruments are revocable with or without cause at the discretion of the Company.

        3.9 Employment. The Company has withheld or collected from each payment made to each of its employees the amount of all Taxes required to be withheld or collected therefrom, and the Company has paid the same when due to the proper Governmental Authorities. Except as set forth on Schedule 3.9, there are no controversies, grievances or claims by any of the employees, former employees or beneficiaries of employees of the Company pending with respect to their employment or benefits incident thereto, including, but not limited to, sexual harassment and discrimination claims and claims arising under workers' compensation laws ("Employee Claims")" and no Employee Claims are threatened against the Company. There is no union representation of the Company's employees. The Company has no employees.

        3.10 Employee Benefits.

                      The Company does not contribute nor has ever been required to contribute to any pension, profit sharing or 401(k) plan. The Company has no liability with respect to any employee benefit plan.

        3.11 Assets and Liabilities.

                (a) The Company has no material assets other than (i) its interests in the Haile Property and the Haile Mining Venture, (ii) its rights under the Haile Mining Venture Contracts, (iii) its claims and causes of action in the Haile Mining Venture Litigation, and (iv) the other assets described in Schedule 3.11(a) attached hereto.

                (b) The Company has no material Liabilities either directly, by guaranty or otherwise, other than (i) any Liabilities to the Amax Companies under the Haile Mining Venture Contracts, (ii) any Liabilities to third parties that were incurred by, or pursuant to, the Haile Mining Venture or that are attributable to the Company by reason of its participation in the Haile Mining Venture or its interests in the Haile Property (including without limitation, property taxes on the Haile Property or other assets of the Haile

        Mining Venture and obligations under leases included in the Haile Property), (iii) any Liabilities to the Amax Companies arising out of the Haile Mining Venture Litigation, (iv) any Environmental Liabilities with respect to the Haile Property, and (v) the other Liabilities described in Schedule 3.11(b) hereto.

        3.12 Operations. Since January 1, 1993, (a) the Company has conducted no business or operations other than the business and operations conducted through the Haile Mining Venture, (b) the Company has engaged in no material acts or activities other than its participation in the Haile Mining Venture, its disposition of assets held by it prior to that date or proceeds thereof that were not included in the Haile Mining Venture, and its prosecution and defense of the Haile Mining Venture Litigation, and (c) the Company has had no employees. With respect to any assets disposed of by the Company that were not included in the Haile Mining Venture, no claim has been asserted, and the Seller and the Company are unaware of any facts which could give rise to a claim being made in the future, that the Company has or may have an Environmental Liability as a result of its interest in, or operation of, such assets.

        3.13 Litigation. The Company is not party to any action, suit, arbitration or other proceeding before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator, other than
(a) the Haile Mining Venture Litigation and (b) any proceedings to which the Company is party solely by reason of its being a participant in the Haile Mining Venture and which proceedings are being conducted under the control of one or more of the Amax Companies. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge other than any arising out of the other Haile Mining Venture Litigation or any in connection with the Haile Mining Venture in its capacity as a participant therein or as the owner of its interest in the Haile Property and which applies to one or more of the Amax Companies in its capacity as such.

        3.14 Contracts. Other than the Haile Mining Venture Contracts and any other obligation arising out of the Haile Mining Venture, the Company is not a party to any contract which would (a) require payment to a Person in excess of Ten Thousand Dollars ($10,000) or (b) limit its freedom to compete in any line of business, with any Person or in any geographic area or market.


                                   SECTION 4.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


           The Buyer represents and warrants to the Seller as follows:

        4.1 Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so qualified would not have a

Material Adverse Effect on the business, financial condition or results of operations of the Buyer taken as a whole.

        4.2 Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

        4.3 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge. or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except as set forth in Schedule 4.3, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        4.4 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.


                                    SECTION 5

                                    COVENANTS

        The Parties agree as follows with respect to the period from and after the execution of this Agreement.

        5.1 Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

        5.2 Notices and Consents. The Company will give any notices to third parties, and will use its reasonable best efforts to obtain any third-party consents, that the Buyer reasonably may request.

        5.3 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies which may be reasonably requested by another Party.

        5.4 Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing:

                        (i) the Company will not authorize or effect any change
                in its charter or bylaws;

                        (ii) the Company will not grant any options, warrants,
                or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock;

                        (iii) except as provided herein, the Company will not
                declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                        (iv) the Company will not issue any note, bond, or other
                debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                        (v) the Company will not impose any Liens upon any of
                its assets;

                        (vi) the Company will not make any capital investment
                in, make any loan to, or acquire the securities or assets of any other Person;

                        (vii) the Company will not make any change in employment
                terms for any of its directors, officers, and employees; and

                        (ix) the Company not will commit to any of the
                foregoing.

        5.5 Full Access. The Company will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company.

        5.6 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        5.7 Exclusivity. The Seller will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange). The Seller and the Company shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        5.8 Post-Closing Tax Covenant. The parties hereto acknowledge and agree that the Seller and the Company will make a timely election under Treasury Regulation Section 1.1502-20(g) to reattribute all net operating losses and net capital losses sustained by the Company for all of its taxable years or periods ending on or prior to December 31, 1998, to the Seller to the maximum extent permitted under such Treasury Regulation. To accomplish this reattribution, the Buyer agrees that it will (a) cause the Company to sign the statement required by Treasury Regulation Section 1.1502-20(g)(5)(i) (the "Statement") in substantially the form attached hereto as Schedule 5.8 with the appropriate reattributed losses as determined by the Seller inserted into the Statement, (b) cause the Company to retain a copy of the Statement in its records, (c) acknowledge to the Seller in writing its receipt of a copy of the Statement when delivered to it, and (d) attach the Statement, or cause the Statement to be attached, to the Company's timely filed federal income tax return, or to the timely filed federal income tax return of the consolidated group that includes the Company, for the first tax year ending after the due date, including extensions, of the Seller's tax return for the tax year of the Seller's sale of the Shares to the Buyer in which the Statement is to be filed, as required by Treasury Regulation Section 1.1502-20(g)(5)(ii).

        Seller acknowledges that this election is being made at its request and for its benefit. Neither the Buyer nor the Company makes its representation or warranty regarding the appropriateness of the election, and neither the Buyer or the Company shall have any liability to the Seller in the event that the net operating losses and net capital losses sustained by the Company are not reattributed. Seller agrees to keep the Company advised of any position taken by the Internal Revenue Service with respect to this election.

        5.9 Litigation Standstill. Until the Closing or the termination of this Agreement pursuant to Section 7, the parties hereto will, and will cause their respective affiliates to, refrain from prosecuting the Haile Mining Venture Litigation except as necessary to maintain the pendency thereof until the Closing, and refrain from enforcing any arbitration award or judgment entered in connection therewith.


                                    SECTION 6

                        CONDITIONS TO OBLIGATION TO CLOSE

        6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                6.1.1 The Seller shall have entered this Agreement and delivered to the Buyer stock certificates representing the outstanding shares, with appropriate stock transfer power for purchase.;

                6.1.2 The Parties shall have procured all required third-party consents;

                6.1.3 The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date and Seller shall have delivered a certificate executed by all of its directors that to their knowledge, such representations and warranties are true and correct;

                6.1.4 The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                6.1.5 The Buyer shall have received from counsel to the Company and the Seller an opinion(s) in substantially the form attached hereto as Schedule 6.1.5, addressed to the Buyer, and dated as of the Closing Date and such other evidence as may be reasonably required by Buyer to evidence that the Seller has taken all actions necessary to effect the transaction;

                6.1.6 The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

                6.1.7 All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

                6.1.8 Execution and delivery of an Agreement of Settlement and Release, in substantially the form attached hereto as Exhibit I, ending all of the Haile Mining Venture Litigation and terminating all of the obligations of the Seller under the Haile Mining Venture Contracts.

                The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

        6.2 Conditions to Obligation of Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                6.2.1 The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                6.2.2 Approval of the transaction by the Seller's shareholders;

                6.2.3 No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the capital stock of the Company and to control the Company;

                6.2.4 The Seller shall have received all authorizations, consents, and approvals of third parties;

                6.2.5 The Seller shall have received from counsel to the Buyer an opinion in substantially the form attached hereto as Schedule 6.2.5, addressed to the Seller, and dated as of the Closing Date;

                6.2.6 All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

                6.2.7 Receipt of certified copy of Board Resolutions of Buyer;

                6.2.8 Execution and delivery of an Agreement of Settlement and Release, in substantially the form attached hereto as Exhibit I, ending all of the Haile Mining Venture Litigation and terminating all obligations of the Seller under the Haile Mining Venture contracts.


                                    SECTION 7

                                   TERMINATION

        7.1 Termination of Agreement. The Buyer on the one hand, or the Seller on the other, may terminate this Agreement as provided below:

                        (i) by mutual written consent at any time prior to the
                Closing Date;

                        (ii) the Buyer may terminate this Agreement by giving
                written notice to the Seller at any time prior to the Closing
                (A) in the event the Company or the Seller have breached in any material respect any representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Company and the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before March 15, 1999, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the

                Buyer breaching any representation, warranty, or covenant contained in this Agreement); or

                        (iii) the Company or the Seller may terminate this
                Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached in any material respect any representation, warranty, or covenant contained in this Agreement, the Company or the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before March 15, 1999, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Company or Seller breaching any representation, warranty, or covenant contained in this Agreement).

                7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1 above, all rights and obligations hereunder shall terminate without any liability (except for any liability of any Party then in breach).

                7.3 Extension of Time. In the event the parties are unable to close the transaction by March 15, 1999, the Closing Date shall be extended if mutually agreed to by them.


                                    SECTION 8

                                 INDEMNIFICATION

        8.1 Survival of Representations and Warranties. The representations and warranties of the Seller in Section 3 and of Buyer in Section 4 shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party. Nevertheless, the right of the Buyer to bring claims for breaches is subject to the time limits in paragraph (a) of Section 8.5, and the right of the Seller to bring claims for breaches is subject to the time limits in paragraph (a) of Section 8.6.

        8.2 Indemnification by Seller. The Seller shall indemnify Buyer against and hold them harmless from:

                        (a) any proceeding, claim, liability, loss, damage or
                deficiency, and any and all costs and expenses (including, but not limited to, reasonable legal and accounting fees) related to any of the foregoing ("Loss"), resulting from or arising out of any inaccuracy in or breach of any representation or warranty by the Company or the Seller in Section 3 hereof;

                        (b) any Loss resulting from or arising out of any breach
                or nonperformance by the Company prior to Closing or by the Seller prior to Closing of any covenant or obligation herein or in any other agreement or document delivered by or on behalf of the Company or the Seller in connection herewith; and

                        (c) any Loss resulting from or arising out of the claims
                of any broker, finder, or other Person acting in a similar capacity on behalf of the Company pre-Closing or the Seller in connection with the transactions herein contemplated.

For the purposes hereof, "Loss" shall not include any "Loss" which is otherwise covered by insurance and the parties hereto expressly waive any subrogation rights in connection therewith.

        The Parties further agree that Buyer shall be entitled to proceed directly against the Seller without joining, or proceeding through, the Company in a claim for indemnification.

        8.3 Indemnification by Buyer. The Buyer shall indemnify the Seller against and hold them harmless from:

                        (a) any Loss resulting from or arising out of any
                inaccuracy in or breach of any representation or warranty by Buyer in Section 4 hereof or in any other agreement or document delivered by or on behalf of Buyer in connection herewith;

                        (b) any Loss resulting from or arising out of any breach
                or nonperformance by Buyer prior to or after the Closing or the Company after the Closing of any covenant or obligation herein or in any other agreement or document delivered by or on behalf of Buyer in connection herewith; and

                        (c) any Loss resulting from or arising out of the claims
                of any broker, finder or other Person acting in a similar capacity on behalf of Buyer in connection with the transactions herein contemplated.

        8.4 Third-Party Claims. If any legal proceedings shall be instituted or any claim is asserted by any third party in respect of which the Buyer on the one hand, or the Seller on the other hand, may be entitled to indemnity hereunder, the party asserting such right to indemnity shall give the party from whom indemnity is sought written notice thereof. A delay in giving notice shall only relieve the recipient of liability to the extent the recipient suffers actual prejudice because of the delay. The party from whom indemnity is sought shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the party asserting such right to indemnity, unless the proceeding or claim involves only money damages and the party from whom indemnity is sought:

                        (a) irrevocably acknowledges in writing complete
                responsibility for and agrees to indemnify the party asserting such right to indemnity, and

                        (b) furnishes satisfactory evidence of the financial
                ability to indemnify the party asserting such right to indemnity, in which case the party from whom indemnity is sought may assume such control through counsel of its choice and at its expense, but the party asserting such right to indemnity shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the party from whom indemnity is sought does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the party asserting such right to indemnity, settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the party asserting such right to indemnity a release from all Losses in respect of the proceeding or claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

        8.5 Limitations on Indemnification of Buyer. The indemnification of the Buyer provided for under paragraph (a) of Section 8.2 shall be limited in certain respects as follows:

                        (a) any claim for indemnification under paragraph (a) of
                Section 8.2 by the Buyer shall be made by notice to the Seller by the first anniversary of the Closing Date, except that: (i) there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Sections 3.2 [Capitalization], and (ii) a claim for indemnification relating to the representations and warranties contained in Sections 3.7 [Taxes] and 3.10 [Employee Benefits] may be made until the expiration of the applicable statute of limitations for either the assessment or collection of Taxes or for the initiation of any action by a current or former Employee Benefit Plan participant, (iii) claim for indemnification relating to the representations and warranties contained in the last sentence of Section 3.12 [Environmental liabilities as to assets disposed of] may be made until the seventh
                (7th)anniversary of the Closing Date; and

                        (b) Seller shall not be liable to the Buyer for
                indemnification claims until the aggregate amount of indemnification claims exceeds $50,000 at which time the Seller shall be liable for the amount of such claims in excess of $50,000, up to an aggregate indemnification amount equal to the Consideration.


        8.6 Limitations on Indemnification of Seller. The indemnification of the Seller provided for under paragraph (a) of Section 8.3 shall be limited in certain respects as follows:

                        (i) any claim for indemnification under paragraph (a) of
                Section 8.3 by the Seller shall be made by the first (1st) anniversary of the Closing Date except that there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in
                Section 4.2 [Authorization of Transaction].

        8.7 Environmental Liabilities. At all times from and after the Closing, the Buyer shall indemnify and save harmless the Seller and its Affiliates, and their respective directors, officers, employees, agents and shareholders, from and against any and all Environmental Liabilities with respect to the Haile Property, including without limitation any such Environmental Liabilities arising out of acts or omissions of the Seller or the Company or the condition of the Haile Property prior to the formation of the Haile Mining Venture, and from and against any Loss incurred by them with respect thereto. Section 8.4 shall apply to indemnification under this Section 8.7.


                                    SECTION 9

                                  MISCELLANEOUS

        9.1 Definitions. When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

                        "Affiliate" of any Person means any person directly or
                indirectly controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person, and any relative by blood or marriage of any such Person.

                        "Amax Companies" means Amax Gold Exploration, Inc., Amax
                Gold Inc., Lancaster Mining Company, Inc., Haile Mining Company, Inc., and their respective successors and assigns.

                        "Closing" has the meaning set forth in Section 2.2.

                        "Closing Date" has the meaning set forth in Section 2.2.

                        "Code" means the Internal Revenue Code of 1986, as
                amended.

                        "Common Stock" means the shares of the Company as
                defined in Section 3.2

                        "Company" has the same meaning in the preface to this
                Agreement.

                        "Consideration" is defined in Subsection 2.3.1.

                        "Contract" means any commitment, understanding,
                instrument lease, pledge, mortgage, indenture, note, license, agreement, purchase or sale order, contract, promise or similar arrangement evidencing or creating any obligation, whether written or oral.

                        "Environmental Laws" shall mean any law, rule, policy,
                order, permit, demand, or regulation whatsoever, or any federal, state, or local government, or any subdivision thereof, relating to damage to or the protection, preservation, reclamation, or rehabilitation of, the environment, whether now existing or hereafter arising, including without limitation, the South Carolina Mining Act, the Lancaster County Land Use and Development Standards Ordinance, and the Federal Clean Air Act, Clean Water Act, Endangered Species Act, National Environmental Policy Act, Comprehensive Environmental Response, Compensation and Liability Act, Superfund Amendments and Reauthorization Act of 1986, Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, Toxic Substances Control Act, Uranium Mill Tailings Radiation Control Act, and National Historic Preservation Act, any state or local law counterparts of the foregoing, and all amendments to the foregoing.

                        "Environmental Liabilities" shall mean liabilities,
                whether imposed administratively or judicially, arising as a result of any Environmental Law or arising under the common law relating to damage to, or the protection, preservation, reclamation, or rehabilitation of, the environment, including any liabilities to third parties arising as a result of any release of pollutants or other harmful substances into the environment, or arising out of conditions constituting a nuisance, such as blasting, dust, or noise.

                        "Financial Statements" has the meaning set forth in
                Section 3.7.

                        "Governmental Authority" means any foreign, federal,
                state, regional or local authority, agency, body, court or instrumentality.

                        "Haile Mining Venture" means the mining venture
                established under the Haile Mining Venture Agreement.

                        "Haile Mining Venture Agreement" means the agreement so
                captioned, dated as of July 1, 1992, between the Buyer and the Company (then named "Mineral Mining Company, Inc.").

                        "Haile Mining Venture Contracts" means, collectively,
                the Haile Mining Venture Agreement, the Option and Earn-In Agreement dated March 15, 1991, among Amax Gold Exploration, Inc., the Seller, and the Company (then named "Mineral Mining Company, Inc."), the Management Agreement dated as of July 1, 1992, among the Buyer, the Company (then named "Mineral Mining Company, Inc."), and Haile Mining Company, Inc., and any and all other contracts, agreements, and instruments (including, without limitation, any oral contracts or contracts or quasi-contracts established by implication or course of dealing) between or among any of the Seller and the Company, on the one hand, and any of the Amax Companies, on the other hand, or from any of Seller and the

                Company to any of the Amax Companies or from any of the Amax Companies to any of the Seller and the Company, but not including this Agreement or any contract, agreement or instrument delivered pursuant to this Agreement.

                        "Haile Mining Venture Litigation" means all suits,
                actions or proceedings (including arbitration proceedings) between any of the Seller and the Company, on the one hand, and any of the Amax Companies, on the other hand, including those more particularly described in the form of Agreement of Settlement and Release attached hereto as Exhibit I. For purposes of Sections 3.11 through 3.13, "Haile Mining Company Litigation" also includes the proceedings pursuant to the petitions of the Seller and the Company for relief under the U.S. Bankruptcy Code brought in the U.S. Bankruptcy Court for the Western District of North Carolina (heretofore dismissed).

                        "Haile Property" means the "Properties" as defined in
                the Haile Mining Venture Agreement (including any changes therein prior to the Closing resulting from the dispositions of any interests therein, the modification of the terms of, or termination of, any lease, or the acquisition for the Haile Mining Venture of any new properties that have become "Properties" thereunder, in accordance with the Haile Mining Venture Agreement).

                        "Internal Revenue Code" means the Internal Revenue Code
                of 1986, as amended.

                        "Law" means any federal, state, local, or foreign law,
                statuate, ordinance, rule, order or regulation.

                        "Liabilities" mean any liabilities or obligations of any
                nature, whether currently due, accrued, contingent or otherwise.

                        "Lien" means any lien, charge, covenant, condition,
                easement, adverse claim, demand, encumbrance, limitation, mortgage, security interest, option, pledge, or any other title defect or restriction of any kind.

                        "Loss" has the meaning as set forth in Section 8.2(a).

                        "Material Adverse Effect" means a material adverse
                effect on the business, financial condition or results of operations of the Company taken as a whole.

                        "Person" means an individual, a partnership, a
                corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                        "Shareholder" means any Person who or which holds any
                shares of Common Stock.

                        "Shares" has the meaning set forth in Section 3.2.

                        "Tax" or "Taxes" means any federal, state, local, or
                foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                        "Tax Return" means any return, declaration, report,
                claim or refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

        9.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties.

        9.4 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations, disclosures, discussions and investigations relating to the subject matter of this Agreement and the agreements and documents referred to in this Agreement and delivered hereunder are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, relating to the subject matter of this Agreement, other than those included herein, and the agreements and documents referred to in this Agreement and delivered hereunder.

        9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except Buyer may assign this Agreement and all of the rights of the Buyer hereunder to an Affiliate of the Buyer.

        9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        9.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way, the meaning or interpretation of this Agreement.

        9.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing delivered as follows:

      If to the Seller or the      Piedmont Mining Company, Inc.
      Company (pre-closing)        Post Office Box 20675
                                   New York, NY 10021-0073
                                   Attn:  Mr. Robert M. Shields, Jr.

      With a copy to:              Kennedy, Covington, Lobdell & Hickman, L.L.P.
                                   Bank of America Corporate Center, Suite 4200
                                   100 North Tryon Street
                                   Charlotte, NC  28202-4006
                                   Attn:  J. Norfleet Pruden, III, Esq.

      If to the Buyer or the:      Lancaster Mining Company, Inc.
      Company (post-closing)       c/o Kinross Gold Corporation
                                   40 King Street West, 57th Floor
                                   Toronto, Ontario M5H 3YZ Canada
                                   Attn:  John Ivany, Executive Vice President

      With a copy to:              Haynsworth, Marion, McKay & Guerard, L.L.P.
                                   75 Beattie Place, 11th Floor (29601)
                                   Post Office Box 2048
                                   Greenville, South Carolina 29602
                                   Attn:  Joseph J. Blake, Jr., Esq.

or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received by the Person to whom the notice is addressed.

        9.9 Governing Law/Consent to Jurisdiction Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina exclusive of the conflict of law principles thereof. Any dispute arising under this Agreement shall be subject to binding arbitration held before a panel of three (3) neutral arbitrators in accordance with the Commercial Rules of the American Arbitration Association in Charlotte, North Carolina, and judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction.

        9.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        9.12 Expenses. Except to the extent otherwise specifically provided herein, each of the Parties will bear it own costs and expenses (including legal fees and expenses and transfer taxes) incurred in connection with this Agreement and the transactions contemplated hereby.

        9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

        9.14 Pronouns. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

        9.15 Time Periods. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

        9.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        9.17 Gender and Plurals. Whenever a gender reference is incorrect, it shall be deemed corrected. Whenever the singular is used instead of the plural or the plural is used instead of the singular and is incorrect, it shall be deemed corrected.

        IN WITNESS , the Parties hereto have executed this Agreement on the date first above written.


                                            LANCASTER MINING COMPANY, INC.,
                                            the Buyer


                                            By:_________________________________
                                            Its:________________________________


                                            KERSHAW GOLD COMPANY, INC.,
                                            the Company


                                            By:_________________________________
                                            Its:________________________________


                                            PIEDMONT MINING COMPANY, INC.,
                                            the Seller

                                            ____________________________________
                                            By:_________________________________
                                            Its:________________________________

GUARANTY OF KINROSS GOLD CORPORATION

The undersigned, KINROSS GOLD CORPORATION (the "Guarantor"), being the indirect parent corporation of Lancaster Mining Corporation, and to induce Piedmont Mining Company, Inc. to enter into the foregoing Agreement for Sale of Stock, does hereby guarantee to Piedmont Mining Company, Inc., and its successors and assigns, the due and punctual payment by Lancaster Mining Corporation, Inc., of the Consideration under the foregoing Agreement for Sale of Stock. This is a guaranty of payment and performance and not of collection, and the guaranteed obligations may be enforced directly against the Guarantor without the necessity of joining or first pursuing any claims against Lancaster Mining Corporation, Inc.

        IN WITNESS WHEREOF, the Guarantor has executed and joined in this Agreement as such Guarantor effective as of the date thereof.

                            KINROSS GOLD CORPORATION


                                            By:    ____________________________
                                            Its:   ____________________________